                                  EXHIBIT 4.3

Exhibit 4.3

                        SUBSIDIARY ASSUMPTION AGREEMENT

          This SUBSIDIARY ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 22, 2000, made by Rail Van LLC, an Ohio limited liability company (the "New Subsidiary"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Pacer International, Inc., a Tennessee corporation (the "Borrower"), the financial institutions from time to time party thereto, Credit Suisse First Boston, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement, dated as of May 28, 1999 (as amended, modified and/or supplemented to the date hereof, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower have entered into a Subsidiaries Guaranty, dated as of May 28, 1999 (as amended, modified and/or supplemented to the date hereof, the "Subsidiaries Guaranty");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain Subsidiaries of the Borrower have entered into a Pledge Agreement, dated as of May 28, 1999 (as amended, modified and/or supplemented to the date hereof, the "Pledge Agreement");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain Subsidiaries of the Borrower have entered into a Security Agreement, dated as of May 28, 1999 (as amended, modified and/or supplemented to the date hereof, the "Security Agreement" and, together with the Subsidiaries Guaranty and the Pledge Agreement, the "Documents");

          WHEREAS, pursuant to Sections 8.14 and 9.15 of the Credit Agreement, the New Subsidiary is required to become a party to each of the Documents; and

          WHEREAS, the New Subsidiary desires to execute and deliver this Agreement in order to become a party to each of the Documents;

          NOW, THEREFORE, IT IS AGREED:

          1.  Subsidiaries Guaranty.   By executing and delivering this
              ----------------------
Agreement, the New Subsidiary hereby becomes a party to the Subsidiaries Guaranty, as a "Guarantor" thereunder, and hereby expressly and jointly and severally assumes all obligations and liabilities of a "Guarantor" thereunder. The New Subsidiary hereby makes each of the representations and warranties contained in Section 11 of the Subsidiaries Guaranty on the date hereof, after giving effect to this Agreement.

          2.  Pledge Agreement.  By executing and delivering this Agreement, the
              ----------------
New Subsidiary hereby (i) becomes a party to the Pledge Agreement as a "Pledgor" thereunder, (ii) expressly assumes all obligations and liabilities of a "Pledgor" thereunder and
(iii) pledges and grants to the Pledgee (as defined in the Pledge Agreement) for the benefit of the Secured Creditors, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Pledge Agreement) of the New Subsidiary, a security interest in and to all of the New Subsidiary's right, title and interest in, to and under the Collateral (as defined in the Pledge Agreement). Annexes A, B, C, D, E and F to the Pledge Agreement are each hereby amended by supplementing such Annexes with the information contained in Annexes A, B, C, D, E and F attached to Annex I of this Agreement. The New Subsidiary hereby makes each of the representations and warranties contained in Section 15 of the Pledge Agreement on the date hereof, after giving effect to this Agreement.

          3.  Security Agreement.  By executing and delivering this Agreement,
              ------------------
the New Subsidiary hereby (i) becomes a party to the Security Agreement as an "Assignor" thereunder, (ii) expressly assumes all obligations and liabilities of an "Assignor" thereunder and (iii) pledges and grants to the Collateral Agent (as defined in the Security Agreement) for the benefit of the Secured Creditors, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Security Agreement) of the New Subsidiary, a security interest in and to all of the New Subsidiary's right, title and interest in, to and under the Collateral (as defined in the Security Agreement). Annexes A, B, C, D, E, F, I and J to the Security Agreement are each hereby amended by supplementing such Annexes with the information contained in Annexes A, B, C, D, E, F, I and J attached to Annex II of this Agreement. The New Subsidiary hereby makes each of the representations and warranties contained in the Security Agreement on the date hereof, after giving effect to this Agreement.

          4.  Pledged Securities; Financing Statements. By executing and
              ----------------------------------------
delivering this Agreement, the New Subsidiary hereby agrees to:

          (i) deposit as security with the Pledgee the Securities (as defined in the Pledge Agreement) owned by the New Subsidiary on the date hereof, and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank by the New Subsidiary in the case of Notes (as defined in the Pledge Agreement) and accompanied by undated stock or other powers duly executed in blank by the New Subsidiary in the case of Stock, Limited Liability Company Interests and Partnership Interests (as such terms are defined in the Pledge Agreement), or such other instruments of transfer as are acceptable to the Pledgee;

          (ii) execute and deliver to the Collateral Agent (as defined in the Security Agreement) such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (as defined in each of the Pledge Agreement and the Security Agreement) owned by the New Subsidiary; and

          (iii) take any and all other actions required to be taken by a "Pledgor" or "Assignor" under the Pledge Agreement or Security Agreement, as the case may be, to establish and maintain a first priority perfected security interest in the Collateral (as defined in each of the Pledge Agreement and the Security Agreement) owned by the New Subsidiary (including, if applicable, the execution and delivery of a control agreement in the form of Annex G to the Pledge Agreement).

          5.  Counterparts.  This Agreement may be signed in any number of
              ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              6. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
                              *        *       *

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.
Address:
-------
c/o Pacer International, Inc.         RAIL VAN LLC
1340 Treat Boulevard, Suite 200
Walnut Creek, California 94596

                                      By:______________________________
                                         Lawrence C. Yarberry,
                                         Executive Vice President and
                                         Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED:
Bankers Trust Company, as Administrative Agent for the Banks, as Pledgee and as Collateral Agent for the Secured Creditors

By:_______________________
Name:_____________________
Title:____________________